Exhibit 1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 13D
Under the Securities Exchange Act of 1934
(Amendment No. 6)*
Online Resources Corporation

(Name of Issuer)
Common Stock, par value $0.0001 per share

(Title of Class of Securities)
68273G101

(CUSIP Number)
Tennenbaum Capital Partners, LLC
2951 28th Street, Suite 1000
Santa Monica, California 90405
(310) 566-1000

(Name, Address and Telephone Number of Person
Authorized to Receive Notices and Communications)
February 3, 2009

(Date of Event Which Requires Filing of This Statement)
     If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box: ☐.
Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See §240.13d-7 for other parties to whom copies are to be sent.
*The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.
The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).
(Continued on the following pages)

Page 1 of 5 Pages

SCHEDULE 13D
CUSIP No.	68273G101		Page	2	of	5

1	NAME OF REPORTING PERSONS I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS (ENTITIES ONLY) Tennenbaum Capital Partners, LLC (IRS ID # 95-4759860) (1)

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) ☐
(b) ☐

3	SEC USE ONLY

4	SOURCE OF FUNDS*

AF

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e)

☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION

Delaware

	7	SOLE VOTING POWER

NUMBER OF		7,447,570 shares

SHARES	8	SHARED VOTING POWER
BENEFICIALLY
OWNED BY		0 shares

EACH	9	SOLE DISPOSITIVE POWER
REPORTING
PERSON		7,447,570 shares

WITH	10	SHARED DISPOSITIVE POWER

0 shares

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

7,447,570 shares

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

21.9% (2)

14	TYPE OF REPORTING PERSON*

IA, OO

(1)	Tennenbaum Capital Partners, LLC serves as investment advisor to, inter alia, Tennenbaum Opportunities Partners V, LP, a Delaware limited partnership (“TOP”), Special Value Opportunities Fund, LLC, a Delaware limited liability company (“SVOF”), and Special Value Expansion Fund, LLC, a Delaware limited liability company (“SVEF” and, together with TOP and SVOF, the “Funds”), which are the registered holders of shares of Common Stock and/or Series A-1 Redeemable Convertible Preferred Stock (“Preferred Stock”) of Online Resources Corporation beneficially owned by Tennenbaum Capital Partners, LLC.

(2)	Based on (a) 29,342,241 shares of Common Stock of Online Resources Corporation outstanding as of November 4, 2008, as reported by Online Resources Corporation in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed with the Securities and Exchange Commission on November 10, 2008, and (b) 4,621,570 shares of Common Stock of Online Resources Corporation into which the Preferred Stock is initially convertible, computed in accordance with Rule 13d-3(d)(1).

CUSIP No.	68273G101	Page	3	of	5

Item 4. Purpose of Transaction
Item 7. Material to be Filed as Exhibits
SIGNATURE
Exhibit Index

          This Amendment No. 6 to Schedule 13D is being filed on behalf of the undersigned to amend the Schedule 13D filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2006, as amended by Amendment No. 1 to Schedule 13D filed with the Commission on November 2, 2007, Amendment No. 2 to Schedule 13D filed with the Commission on November 5, 2007, Amendment No. 3 to Schedule 13D filed with the Commission on December 4, 2007, Amendment No. 4 to Schedule 13D filed with the Commission on August 5, 2008 and Amendment No. 5 to Schedule 13D filed with the Commission on December 23, 2008 (as amended, the “Schedule 13D”), relating to shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of Online Resources Corporation, a Delaware corporation (the “Issuer”). Terms defined in the Schedule 13D are used herein as so defined.

Item 4.	Purpose of Transaction.
          Item 4 is supplemented by adding the following paragraph at the end thereof:
          On February 3, 2009, the Reporting Person sent a letter to the Board of Directors of the Issuer (the “Board”) disclosing that the Reporting Person has decided to nominate three individuals for election to the Issuer’s Board at the Issuer’s 2009 annual meeting of stockholders (the “Annual Meeting”). The letter is attached hereto as Exhibit 9 and is incorporated herein by reference.

Item 7.	Material to be Filed as Exhibits.
          Item 7 is supplemented by adding the following at the end thereof:

Exhibit 9:	Letter, dated February 3, 2009, to the Board of Directors of Online Resources Corporation
***
Important Information
SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY TENNENBAUM CAPITAL PARTNERS, LLC FROM THE STOCKHOLDERS OF THE ISSUER FOR USE AT THE ISSUER’S ANNUAL MEETING, WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT, ALONG WITH OTHER RELEVANT DOCUMENTS, WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A BEING FILED TODAY BY TENNENBAUM CAPITAL PARTNERS, LLC WITH THE SECURITIES AND EXCHANGE COMMISSION.

CUSIP No.	68273G101	Page	4	of	5
SIGNATURE
     After reasonable inquiry and to the best of such Reporting Person’s knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

TENNENBAUM CAPITAL PARTNERS, LLC, a Delaware limited liability company
Dated: February 3, 2009	By:	/s/ Hugh Steven Wilson
Hugh Steven Wilson
Managing Partner

CUSIP No.	68273G101	Page	5	of	5

Exhibit Index

Exhibit 9:	Letter, dated February 3, 2009, to the Board of Directors of Online Resources Corporation

Exhibit 9
[Tennenbaum Capital Partners Letterhead]
Board of Directors of Online Resources Corporation
c/o Mr. Matthew P. Lawlor, Chairman & Chief Executive Officer
4795 Meadow Wood Lane
Chantilly, VA 20151
February 3, 2009
Ladies and Gentlemen:
Your three sentence January 19, 2009 letter, and the brief follow on phone call from Michael Heath, failed to address any of the concerns and substantive suggestions to increase shareholder value set forth in our December 23, 2008 letter. Accordingly, Tennenbaum Capital Partners, LLC has decided to nominate three highly qualified individuals for election at the Company’s 2009 annual meeting of stockholders. In the coming days we will provide further details to you and our fellow stockholders about our nominees.
Sincerely,
/s/ Michael Leitner
Michael Leitner
Managing Partner
Tennenbaum Capital Partners